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Exhibit 10.5

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        This First Amendment to Loan and Security Agreement is entered into as of July 17, 2002 by and between COMERICA BANK-CALIFORNIA ("Bank") and SPY OPTIC, INC., a California corporation ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 5, 2001, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Exhibit A to the Agreement hereby are amended to read as follows:

          "Credit Extension" means each Advance, Facility B Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

          "Letter of Credit" means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower's request in accordance with Section 2.1(d).

          "Letter of Credit Sublimit" means a sublimit under the Committed Revolving Line and the Facility B Revolving Line not to exceed in the aggregate Two Million Dollars ($2,000,000), for Letters of Credit.

          1.1    The following defined terms hereby are added in their entirety as follows:

          "Facility B Revolving Line" means a Credit extension of up to One Million Three Hundred Thousand Dollars ($1,300,000); provided, however, that the maximum amount of the Facility B Revolving Line shall be reduced by the amount that the maximum amount of the Committed Revolving Line is increased as a result of equity invested in or Subordinated Debt received by Borrower after July 17, 2002.

          "Facility B Advance" or "Facility B Advances" means a cash advance or cash advances under Facility B.

          "Facility B" means the facility under which Borrower may request Bank to issue Facility B Advances, as specified in Section 2.1(c) hereof.

          "Facility B Maturity Date" means October 17, 2003.

        2.     Section 2.1(c) hereby is added to the Agreement to read as follows:

            (c)    Facility B.

              (i)    Amount.    Subject to and upon the terms and conditions of this Agreement, only at such time as there is no availability under the Committed Revolving Line, Borrower may request Facility B Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Facility B Revolving Line or (B) if Borrower's Leverage is greater than 1.50:1.00, the Borrowing Base, less any amounts outstanding under the Committed Revolving Line and the Letter of Credit Sublimit. Any amounts borrowed pursuant to this Section 2.1(c) may be repaid and reborrowed at any time prior to the Facility B Maturity Date, at which time all Facility B Advances under this Section 2.1 (c) shall be immediately due and payable; provided, however, that any Facility B Advances outstanding at such time as Borrower requests Advances under the Committed Revolving Line, shall be immediately repaid to the extent of the availability under the Committed Revolving Line. Borrower may prepay any Facility B Advances without penalty or premium.

              (ii)    Form of Request.    Whenever Borrower desires a Facility B Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Facility B Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Facility B Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Facility B Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance, except as the result of Bank's gross negligence or willful misconduct. Bank will credit the amount of Facility B Advances made under this Section 2. l(c) to Borrower's deposit account.

        3.     Section 2.1(b)(iii) of the Agreement hereby is renumbered as Section 2. l(d) and is amended in its entirety to read as follows:

          "(d)    Letter of Credit Sublimit.    Subject to the availability under the Committed Revolving Line and the Facility B Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances and/or Facility B Advances for the purpose of calculating availability under the Committed Revolving Line and the Facility B Revolving Line, as appropriate. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances and/or Facility B Advances against the Committed Revolving Line or the Facility B Revolving Line, as appropriate. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the Revolving Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit."

        4.     Section 2.2 of the Agreement hereby is amended in its entirety to read as follows:

          "2.2    Overadvances.    If the aggregate amount of the outstanding Advances (plus the Facility B Advances, if any) exceeds the lesser of the Committed Revolving Line (plus the Facility B Revolving Line to the extent of availability thereunder, but, together with the Committed Revolving Line, not to exceed $5,000,000) or, if Borrower's Leverage is greater than 1.50:1.00, the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess."

        5.     Section 2.3(a) of the Agreement hereby is amended in its entirety to read as follows:

            (a)    Interest Rates.

              (i)    Advances.    Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to one percent (1%) above the Prime Rate.

              (ii)    Facility B Advances.    Except as set forth in Section 2.3(b), the Facility B Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to three percent (3%) above the Prime Rate.

        6.     Section 6.8 of the Agreement hereby is amended in its entirety to read as follows:

          "6.8    Out of Debt Provision.    Between January 1, 2003 and April 30, 2003, there shall be no outstanding obligations under the Facility B Revolving Line for a period of 30 consecutive days."

        7.     Exhibit D Borrowing Base Certificate of the Agreement shall be replaced in its entirety by the Exhibit D Borrowing Base Certificate attached hereto.

        8.     The Exhibit E Compliance Certificate of the Agreement shall be replaced in its entirety by the Exhibit E Compliance Certificate attached hereto.

        9.     Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

        10.   Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        11.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        12.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by Borrower;

          (b)   Corporate Resolutions to Borrow;

          (c)   an agreement to provide insurance;

          (d)   disbursement instructions;

          (e)   a facility fee equal to $15,000;

          (f)    an amount equal to all Bank Expenses incurred to date; and

          (g)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SPY OPTIC, INC.
By:	/s/ BARRY BUCHHOLTZ
Title:	President
COMERICA BANK-CALIFORNIA
By:	/s/ RICHMOND C. BOYCE
Title:	AVP

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: SPY OPTIC, INC.	Lender: COMERICA BANK-CALIFORNIA

Commitment Amount:	$3,000,000	(Committed Revolving Line—subject to increase up to total of $5,000,000)
	$1,300.000	(Facility B—subject to terms of Loan Agreement)

NOT TO EXCEED	$5,000,000

DOMESTIC ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$
DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 60 days due/90 days invoice		$
5.	Balance of 20% over 60 days past due accounts		$
6.	Concentration Limits
7.	Governmental Accounts		$
8.	Contra Accounts		$
9.	Demo Accounts		$
10.	Intercompany/Employee Accounts		$
11.	Other (please explain on reverse)		$
12.	TOTAL DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS		$
13.	Eligible Accounts (#3 minus #12)		$
14.	LOAN VALUE OF DOMESTIC ACCOUNTS (70% of #14)		$
FOREIGN ACCOUNTS RECEIVABLE
15.	Eligible Foreign Accounts		$
16	LOAN VALUE OF FOREIGN ACCOUNTS (90% of 15)		$
INVENTORY
17.	Eligible Domestic Inventory		$
18.	LOAN VALUE OF DOMESTIC INVENTORY (lesser of 40% of 17, or $2,000,000)		$
BALANCES
19.	Maximum Loan Amount	$
20.	Total Funds Available [Lesser of #19 or (#l4 + #l6 + #l8)	$
21.	Present balance owing on Line of Credit	$
22.	Present amount available under Facility B	$
23.	Outstanding under Sublimits	$
24.	RESERVE POSITION (#20 minus #21, #22 and #23)	$

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank-California.

SPY OPTIC, INC.

By:
Authorized Signer

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK-CALIFORNIA
FROM:	SPY OPTIC, INC.

        The undersigned authorized officer of SPY OPTIC, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

        Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
Monthly financial statements	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 30 days (if required)		Yes	No
Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Current Ratio	1.25:1.00	:1.00	Yes	No
Maximum Debt-TNW	2.00:1.00	:1.00	Yes	No
Minimum Tangible Net Worth	$6,500,000*	$	Yes	No
Profitability	$1.00	$	Yes	No
Out of Debt**			Yes	No

* plus (i) fifty percent (50%) of Borrower's aggregate net income per fiscal quarter, and (ii) one hundred percent (100%) of capital infusions, including Subordinated Debt

** annually, 30 consecutive days between January 1 and April 30.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Sincerely,	Received by:

AUTHORIZED SIGNER

Date:
SIGNATURE
Verified:

AUTHORIZED SIGNER

TITLE	Date:

DATE	Compliance Status Yes No

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  Exhibit 10.5
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT